EXHIBIT INDEX

Exhibits
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99.1     Proxy Vote for Meeting of Limited Partners of Technology Funding
         Venture Partners IV, An Aggressive Growth Fund, L.P.
         May 20, 2005

TECHNOLOGY FUNDING VENTURE PARTNERS IV,
AN AGGRESSIVE GROWTH FUND, L.P.

Proxy Vote for Tri-Annual Meeting of Limited Partners

Proxy Solicited by the Management Committee of the Partnership

The Inspector of Election for the Tri-Annual Meeting of the Limited Partners of Technology Funding Venture Partners IV, An
Aggressive Growth Fund, L.P., (the "Partnership") held at 460 St.
Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505, at 10:30 a.m. local time, on Friday, May 20, 2005, reports the vote tallies for the following proposals:

1. The election of two Individual General Partners each for a three-year term or until the earlier termination of the Partnership.

Donald W. Frommer II    391,321 Units voting For
John W. Muncaster       391,601 Units voting For

2. The election of two Managing General Partners each to serve for a three-year term or until the earlier termination of the Partnership.

Technology Funding Inc.    391,254 Units voting For
Technology Funding Ltd.    391,254 Units voting For

3. Ratification of the Management Committee's appointment of Grant Thornton LLP as independent registered public accountants of the Partnership.

FOR - 389,140       AGAINST - 4,076       ABSTAIN - 6,784